ASSIGNMENT AND ASSUMPTION AGREEMENT

This AGREEMENT is dated for reference the 4th day of January, 2008.

BETWEEN:

NEVADA COPPER CORP.. a body corporate duly incorporated and validly subsisting under the laws of the Province of British Columbia and having an office at. 305 — 675 West Hastings Street, Vancouver, BC V6B 1N2

("NCU”.)

AND:

607192 BRITISH COLUMBIA LTD., a body corporate duly incorporated and validly subsisting under the laws of the Province of British Columbia and having an office at 305-675 West Hastings Street, Vancouver. BC, V6I3 1N2

("607792')

WHEREAS:

A.

607792 wishes to assign and transfer to NCU, an affiliate of 607792, all of 607792's rights, title and interests in the mining lease agreement between 607792 and RGGS Land & Minerals Ltd., L.P. ("RGGS") dated May 4, 2006 (the "I...ease Agreement"), and NCU wishes to assume the benefits and obligations of 607792 under the Lease Agreement;

B.

NCU and 607792 have agreed to enter into this Agreement pursuant to which 607792 will assign and NCU will assume all of 607792s rights; obligations and interests under the Lease Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the representations, warranties, covenants and agreements herein contained and in partial consideration of the representations, warranties, covenants and agreements in the Purchase Agreement. the parties hereto have agreed and do hereby agree as follows:

1.

607792 hereby assigns to NCU all of its rights and benefits under the Lease Agreement.

2.

NCU hereby accepts the foregoing assignment and assumes and agrees to pay, perform, discharge and observe all duties, obligations and liabilities of 607792 under the Lease Agreement, arising both before and after the effective date of this Assignment.

3.

607792 disclaims any further rights and shall have no further obligations under the Lease Agreement,

4.

For the purposes of the Lease Agreement, this Assignment will be effective upon receipt of consent to the Assignment from RGGS.

5.

Each of the parties hereto agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out 1110 intent and purpose of this Agreement.

6.

This Agreement will be governed by and construed and enforced in accordance with the laws of the Province or British Columbia.

7.

This Agreement will enure to the benefit of and be binding upon the parties hereto. Their respective heirs. executors, administrators. successors and permitted assigns.

This Agreement shall be deemed to have been executed effective as of the date and year first above written

NEVADA COPPER CORP.

Per: ______________________________
Authorized Signatory

607792 BRITISH COLUMBIA LTD.

Per: ______________________________
Authorized Signatory

ACKNOWLEDGED AND CONSENTED TO:

RGGS LAND & MINERALS, LTD., L.P.
By: Gordy Oil Company, a Texas corporation,
Its General Partner

By: ______________________________
Russell D. Gordy, President